Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Each of the undersigned officers of La Quinta Corporation and La Quinta Properties, Inc. (collectively, the “Company”) hereby certifies, to his knowledge, that the Company’s joint quarterly report on Form 10-Q for the quarter ended June 30, 2005 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 2, 2005	/s/ Francis W. Cash

Francis W. Cash
Chairman of the Board and Chief Executive Officer

Date: August 2, 2005	/s/ Mark W. Osterberg

Mark W. Osterberg
Vice President and Chief Accounting Officer
(Acting Principal Financial Officer)*

*	As announced in our Joint Current Report on Form 8-K filed with the SEC on July 25, 2005, Steven A. Schumm joined La Quinta as Executive Vice President and Chief Financial Officer on that date. Mark A. Osterberg, our Vice President and Chief Accounting Officer, has served as our acting principal financial officer since March 16, 2005, and is signing this Certification in such capacity. Mr. Schumm will serve as our principal financial officer in the future.